    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998
                                                   REGISTRATION NO. 333-________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         CRAFTMADE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    75-2057054
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                        650 SOUTH ROYAL LANE, SUITE #100
                           COPPELL, TEXAS 75019-1037
          (Address of principal executive offices, including Zip Code)

       OPTION TO PURCHASE COMMON STOCK OF CRAFTMADE INTERNATIONAL, INC.
                            FOR KENNETH CANCIENNE
       OPTION TO PURCHASE COMMON STOCK OF CRAFTMADE INTERNATIONAL, INC.
                               FOR MICHAEL TIMS
                            (Full title of the plan)

                              --------------------

                              KENNETH M. CANCIENNE
                            CHIEF FINANCIAL OFFICER
                         CRAFTMADE INTERNATIONAL, INC.
                        650 SOUTH ROYAL LANE, SUITE #100
                           COPPELL, TEXAS 75019-1037
                                 (972) 393-3800
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                                BRIAN D. BARNARD
                             HAYNES AND BOONE, LLP
                                   SUITE 2200
                                201 MAIN STREET
                            FORT WORTH, TEXAS 76102
                                 (817) 347-6600

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                             Proposed Maximum        Proposed Maximum          Amount of
        Title of Each Class             Amount to be        Offering Price Per      Aggregate Offering       Registration
  of Securities to be Registered         Registered             Share (1)                Price (1)                Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share . . . . . . . . . . .            45,000 shares              $11.34                 $510,300               $150.54
=========================================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee, based upon the average of the high and low price of the Common Stock, as registered on the Nasdaq National Market, on January 13, 1998.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Craftmade International, Inc. (hereinafter referred to as the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a)

                 (i) The Annual Report on Form 10-K for the fiscal year ended June 30, 1997, of the Registrant (Commission File No. 1-10471), filed with the Securities Exchange Commission on September 23, 1997.

                 (ii) The Quarterly Report on Form 10-Q for the period ended September 30, 1997, of the Registrant (Commission File No. 1-10471) filed with the Securities Exchange Commission on October 24, 1997.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed on Form 8-A (Commission File No. 1-10471) as filed with the Commission on February 27, 1990.

         (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

         Article Ninth of the Certificate of Incorporation of the Company, as amended, provides that the Company shall indemnify to the fullest extent permitted by Section 145 of the DGCL any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Company, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Company.

         Article Eighth of the Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 14th day of January, 1998.

                                       CRAFTMADE INTERNATIONAL, INC.


                                       By:   /s/ JAMES R. RIDINGS
                                           ------------------------------------
                                                 James R. Ridings
                                           Chairman of the Board, President
                                              and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James R. Ridings and Kenneth M. Cancienne, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 was signed by the following persons in the capacities stated below on the 14th day of January, 1998:

                   SIGNATURE                                                  TITLE
                   ---------                                                  -----
/s/ James R. Ridings                                            Chairman of the Board, President
-----------------------------------------------                 Chief Executive Officer and Director
                James R. Ridings                                  (Principal Executive Officer)


/s/ Kenneth M. Cancienne                                        Chief Financial Officer and Director
-----------------------------------------------                   (Principal Financial and
             Kenneth M. Cancienne                                    Accounting Officer)


/s/ Clifford Crimmings                                          Director
-----------------------------------------------
              Clifford Crimmings

/s/ Jerry E. Kimmel                                             Director
-----------------------------------------------
                Jerry E. Kimmel

/s/ A. Paul Knuckley                                            Director
-----------------------------------------------
               A. Paul Knuckley



                               INDEX TO EXHIBITS

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.1       --   Certificate of Incorporation of the Company, filed as Exhibit 3(a)(2) to the
                  Company's Post Effective Amendment No. 1 to Form S-18 (File No. 33-33594) and
                  incorporated by reference therein.

   4.2*      --   Certificate of Amendment of Certificate of Incorporation of the Company dated
                  March 24, 1992.

   4.3       --   Amended and Restated Bylaws of the Company, filed as Exhibit 3(b)(2) to the
                  Company's Post Effective Amendment No. 1 to Form S-18 (File No. 33-33594-FW) and
                  incorporated by reference therein.

   4.4       --   Specimen Common Stock Certificate, filed as Exhibit 4(a) to the Company's
                  Registration Statement on Form S-18 (File No. 33-33594-FW) and incorporated by reference therein.

   4.5*      --   Option to Purchase Common Stock of Craftmade International, Inc. for Kenneth
                  Cancienne, dated December 31, 1992.

   4.6*      --   Option to Purchase Common Stock of Craftmade International, Inc. for Michael
                  Tims, dated December 31, 1992.

   5.1*      --   Opinion of Haynes and Boone, LLP.

  23.1*      --   Consent of Price Waterhouse LLP.

  23.2*      --   Consent of Haynes and Boone, LLP (included in 5.1).

  24.1*      --   Power of Attorney (included on signature page).
-------------------------

             * Filed herewith.